UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 5, 2005 (December 31, 2004)
Date of report (Date of earliest event reported)

Commission File Number	Name of Registrant State of Incorporation Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-267	ALLEGHENY ENERGY, INC. (A Maryland Corporation) 800 Cabin Hill Drive Greensburg, Pennsylvania 15601 Telephone (724) 837-3000	13-5531602
333-72498	ALLEGHENY ENERGY SUPPLY COMPANY, LLC (A Delaware Limited Liability Company) 4350 Northern Pike Monroeville, Pennsylvania 15601 Telephone (412) 858-1600	23-3020481

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 31, 2004, Allegheny Energy, Inc. (“Allegheny Energy”) completed the sale of a nine percent equity interest in the Ohio Valley Electric Corporation (“OVEC”) to Buckeye Power Generating, LLC (“Buckeye”). In addition, Allegheny Energy Supply, LLC (“AE Supply”), a subsidiary of Allegheny Energy, assigned to Buckeye all of its rights and obligations under the Amended and Restated OVEC Inter-Company Power Agreement (the “New ICPA”) effective March 13, 2006. AE Supply will retain its rights to nine percent of the power from the OVEC electric generating facilities through March 12, 2006.

        The aggregate purchase price for the equity sale by Allegheny Energy and the assignment of AE Supply’s rights in the New ICPA was $102 million in cash, $96 million of which was received at closing. The remaining $6 million is expected to be paid after March 13, 2006, following the effectiveness of the assignment of the New ICPA to Buckeye, in the manner set forth in the Stock Purchase and ICPA Assignment Agreement, dated as of May 17, 2004, between Allegheny Energy, AE Supply and Buckeye (the “Agreement”). Proceeds from this transaction will be used primarily to repay debt. The transaction will result in a fourth quarter pre-tax gain of approximately $94 million.

        A copy of the press release relating to this transaction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Agreement was filed as Exhibit 10.3 to Allegheny Energy’s combined Quarterly Report on Form 10-Q filed on November 4, 2004 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
10.1	Stock Purchase and ICPA Assignment Agreement, dated as of May 17, 2004, between Allegheny Energy, AE Supply and Buckeye.
99.1	Press release issued by Allegheny Energy, Inc. on January 3, 2005.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2005	ALLEGHENY ENERGY, INC. BY: /S/ JEFFREY D. SERKES —————————————— Name: Jeffrey D. Serkes Title: Senior Vice President and Chief Financial Officer

Dated: January 5, 2005	ALLEGHENY ENERGY SUPPLY COMPANY, LLC BY: /S/ JEFFREY D. SERKES —————————————— Name: Jeffrey D. Serkes Title: Vice President

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stock Purchase and ICPA Assignment Agreement, dated as of May 17, 2004, between Allegheny Energy, AE Supply and Buckeye (incorporated by reference to Exhibit 10.3 to Allegheny Energy, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, filed on November 4, 2004).
99.1	Press release issued by Allegheny Energy, Inc. on January 3, 2005 (filed herewith).